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                                                                   EXHIBIT 10.44

                         AMENDMENT TO CONTRACT OF SALE



         THIS AMENDMENT TO CONTRACT OF SALE (this "Amendment") is made and entered into effective as of the 13th day of February, 1998, by and between CROWN RESORT CO. LLC, a Delaware limited liability company ("Crown"), RICHARD
W. DICKSON and ROBERT G. GARNER (Messrs. Dickson and Garner are sometimes hereinafter referred to as the "Members") (Crown and the Members are sometimes hereinafter collectively referred to as "Seller"), and SILVERLEAF RESORTS, INC., a Texas corporation ("Purchaser").



                              W I T N E S S E T H:

         WHEREAS, on January 12, 1998, Seller and Purchaser entered into that certain Contract of Sale pursuant to which Seller agreed to sell and Purchaser agreed to purchase and pay for certain property of Seller more particularly described therein (the "Subject Property") (herein the Contract is referred to as the "Contract"); and

         WHEREAS, Seller and Purchaser desire to amend the Contract;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, accuracy and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Notwithstanding anything to the contrary contained in the Contract, and in particular anything to the contrary contained in Article II of the Contract, Seller and Purchaser hereby agree that, instead of being payable all in cash at the closing, the purchase price for the Subject Property shall be payable in the following manner:

                 (a) Not less than $2,250,000.00 of the total purchase price of $3,750,000.00 shall be payable in cash at the closing; in addition, for each of the management agreements ("Management Agreements") being assigned by Seller to Purchaser at closing which, on or before the date of closing, is amended in the manner and to the extent required in the Schedule attached hereto and made a part hereof for all purposes, then the portion of the purchase price payable in cash shall be increased by the amount set forth next to the applicable Management Agreement in Column E of the Schedule;

                 (b) The balance of the purchase price shall be paid by Purchaser's execution and delivery at the closing of a promissory note (the "Note") payable to Seller in an amount equal to the total purchase price payable by Purchaser for the Subject Property less that portion of the total purchase price which is paid in cash at closing as set forth in subparagraph (a) hereinabove. The Note shall provide and be secured as follows:

                          (i) The Note shall bear interest at the rate of eight percent (8%) per annum;
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                          (ii)    The principal balance of the Note shall be
                 payable in thirty-six (36) successive monthly installments, the first of such installments to be due and payable on the first (1st) day of the first (1st) full month next succeeding the month in which the Note is executed, and a like installment to be due and payable on the same day of each month thereafter through and including the first (1st) day of the thirty-sixth (36th) month following the month in which the Note is executed; the first thirty-five (35) of such monthly installments of principal shall each be equal in amount to one-thirty-sixth (1/36th) of the original face amount of the Note and the thirty-sixth (36th) and final such installment shall be in the amount of the then remaining unpaid principal balance of the Note. Interest, computed on the unpaid principal balance of the Note, shall be due and payable in monthly installments as it accrues, the first (1st) of such installments to be due and payable on the first (1st) day of the first full month next succeeding the month in which the Note is executed, and a like installment of interest to be due and payable regularly and monthly thereafter until maturity of the Note when all then accrued but unpaid interest on the outstanding principal balance of the Note shall be finally due and payable;

                          (iii) The Note shall provide that, in the event that any one or more of the Management Agreements which prior to closing is not modified in the manner and to the extent required in the Schedule attached hereto is subsequent to closing terminated for any reason other than for cause while all or any portion of the Note remains unpaid, then the outstanding principal balance of the Note shall be automatically reduced by the remaining balance of the amount assigned to the terminated Management Agreement in Column E of the Schedule (such remaining balance to be determined by subtracting from the assigned amount the result obtained by multiplying one-thirty-sixth (1/36th) of the assigned amount by the number of full months that have passed from and after the date of execution of the Note; if there is a reduction in the principal balance of the Note as a result of a cancellation of a Management Agreement, then the principal portion of the monthly installments payable on the Note from and after the termination of the Management Agreement shall be recomputed by dividing the then remaining outstanding principal balance of the Note by the number of months still remaining in the term of the Note; the Note shall further provide that if, at any time after the date of closing, Seller obtains an amendment of one of the Management Agreements





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                 which satisfies the requirements of the Schedule, then
                 Purchaser shall, within ten (10) days from the date of receipt of such amendment, make a prepayment of principal on the Note in the amount of the remaining balance (computed as provided hereinabove) of the amount assigned to such Management Agreement in Column E of the Schedule, and thereafter the principal portion of the monthly installments payable on the Note shall be recomputed as provided hereinabove;

                          (iv) The Note shall further provide that it may be prepaid at any time, in whole or in part, without premium or penalty;

                          (v) The Note shall be secured by a collateral assignment of the Management Agreements to be executed in Seller's favor at the closing;

                          (vi) The Note shall provide that upon the occurrence of a default thereunder, Seller must provide Purchaser with written notice thereof and permit Purchaser to have ten (10) days from the date of the notice within which to cure the same before exercising any of Seller's remedies thereunder;

                          (vii) Both the Note and the collateral assignment of Management Agreements shall otherwise be in form and substance satisfactory to counsel for Seller and Purchaser.

         2. Seller and Purchaser further agree that the conveyance by Seller to Purchaser pursuant to the Contract shall include a conveyance of all of Seller's right, title and interest in and to the name "Crown Resort" or "Crown"; provided, however, that Seller shall retain the right to keep the entity now known as "Crown Resorts Co. LLC" in existence as long as such entity is not actively conducting business from and after the date of closing under the Contract.

         3. Seller and Purchaser further agree that the Employment Agreements which are to be executed by and between Members and Purchaser at closing will contain a provision wherein each Member agrees that neither such Member nor any person or entity affiliated with such Member shall ever solicit or enter into any management agreement with any of the timeshare associations which are presently being managed by Crown pursuant to the Management Agreements which will be assigned to Purchaser pursuant to the terms and conditions of the Contract.





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         4.      Purchaser hereby acknowledges that Seller has complied with
Seller's obligations under Article IV of the Contract, and Seller and Purchaser hereby acknowledge and agree that the Inspection Period described in Article V of the Contract will expire on March 13, 1998.

         5. Except as specifically set forth above, all terms and conditions of the Contract shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Contract.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                              SELLER:

                              CROWN RESORT CO. LLC, a Delaware limited liability company


                              By:   /s/ RICHARD W. DICKSON
                                 --------------------------------------------
                              Name:     RICHARD W. DICKSON
                                   ------------------------------------------
                              Its:      Member
                                  -------------------------------------------



                              /s/ RICHARD W. DICKSON
                              -----------------------------------------------
                              RICHARD W. DICKSON



                              /s/ ROBERT G. GARNER
                              -----------------------------------------------
                              ROBERT G. GARNER


                              PURCHASER:

                              SILVERLEAF RESORTS, INC., a Texas corporation



                              By: /s/ ROBERT E. MEAD
                                 --------------------------------------------
                                 Robert E. Mead, Chief Executive Officer






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
                    AMENDMENT TO CONTRACT OF SALE SCHEDULE



  A                             B                     C                D               E            F         G
Resort                     Association               # Owners      % of Total   X  $1,500,000
------                     -----------               --------      ----------      ----------      -----     -----
Alpine Bay AL              Capricorn Complex             932           3.37%           50,540
                           Dogwood Hills                 825           2.98%           44,738
                           The Pines                     745           2.69%           40,400

Beech Mountain PA          Quail Hollow                2,459           8.89%          133,347        X         X

Foxwood Hills SC           Kinston Manor               4,221          15.26%          228,896        X
                           Villas of Foxwood             645           2.33%           34,977        X         X

Hickory Hills MS           Hickory Hills               3,652          13.20%          198,041        X

Lake Royale NC             Carriage Manor                451           1.63%           24,457

Lake Tansi TN              Hiawatha Manor East         2,420           8.75%          131,232        X
                           Hiawatha Manor West         3,316          11.99%          179,820        X

Treasure Lake PA           Silverwoods                 3,610          13.05%          195,763        X
                           Wolf Run                    3,006          10.87%          163,009        X

Westwind Manor TX          Westwind Manor              1,379           4.99%           74,780
                                                      ------         ------        ----------

                           Total                      27,661         100.00%       $1,500,000
                                                      ======         ======        ==========


Notes:

1. An X in column F indicates that paragraph 24 of the applicable management agreement must be amended to read as follows, and any other language presently in such paragraph must be deleted:

          Failure of the Management Firm to substantially perform its duties and obligations under this Agreement for a continuous period of thirty
          (30) days after written notice of default from the Association specifying the default complained of shall be grounds for the said Association's cancellation of this agreement.

2. An X in column G indicates that the management agreement must be amended so that the term thereof is extended at least three (3) years beyond the date of close

3. An X in both columns F and G indicates that both of the above amendments are required.

4.   An X in neither column indicates that no amendment is required.